Exhibit 99.1

First Connecticut Bancorp, Inc. reports third quarter 2016 earnings of $0.25 earnings per share

FARMINGTON, Conn., October 19, 2016 – First Connecticut Bancorp, Inc. (the "Company") (NASDAQ: FBNK), the holding company for Farmington Bank (the "Bank"), reported net income of $3.8 million, or $0.25 diluted earnings per share for the quarter ended September 30, 2016 compared to net income of $4.2 million, or $0.28 diluted earnings per share for the quarter ended September 30, 2015.

For the quarter ended September 30, 2015, diluted earnings per share were positively affected ($0.03) by a $557,000 gain on the sale of foreclosed real estate.

"Once again this quarter we achieved solid organic growth in deposits, commercial loans and mortgage banking. We continue to build and enhance the franchise, in central Connecticut and western Massachusetts while focusing on growing tangible book value in this historic low interest rate environment," stated John J. Patrick Jr., First Connecticut Bancorp's Chairman, President and CEO.

Financial Highlights

•	Core net interest income increased $253,000 to $17.8 million in the third quarter of 2016 compared to the linked quarter and increased $83,000 compared to the third quarter of 2015.

•	Core net interest rate margin was 2.74% in the third quarter of 2016 compared to 2.81% in the linked quarter and 2.79% in the prior year quarter.

•	Core noninterest expense to average assets was 2.22% in the third quarter of 2016 compared to 2.23% in the linked quarter and 2.26% in the prior year quarter.

•
Organic loan growth remained strong during the third quarter of 2016 as loans increased $52.2 million to $2.5 billion at September 30, 2016 and increased $138.1 million or 6% from a year ago.  Loan growth during the quarter was driven by the commercial and residential loan portfolios.

•	Overall deposits increased $196.4 million to $2.2 billion in the third quarter of 2016 compared to the linked quarter and increased $274.5 million or 14% from a year ago.

•	Loans to deposits were 110.16% in the third quarter of 2016 compared to 118.17% in the linked quarter and 118.49% in the third quarter of 2015.

•	Tangible book value per share increased to $16.17 for the quarter ended September 30, 2016 compared to $15.95 on a linked quarter basis and $15.30 at September 30, 2015.

•	Checking accounts grew by 3% or 1,624 net new accounts in the third quarter of 2016 and by 12% or 5,815 net new accounts from a year ago.

•
Loan delinquencies 30 days and greater represented 0.74% of total loans at September 30, 2016 compared to 0.50% at June 30, 2016 and 0.67% at September 30, 2015.  Non-accrual loans represented 0.72% of total loans compared to 0.56% of total loans on a linked quarter basis and 0.71% of total loans at September 30, 2015.  The increase in non-accruals and delinquencies is primarily the result of one commercial real estate loan with a current loan to value of 35%.

•	The allowance for loan losses represented 0.86% of total loans at September 30, 2016, June 30, 2016 and at September 30, 2015.

•	The Company paid a quarterly cash dividend of $0.08 per share during the third quarter, an increase of $0.01 compared to the linked quarter.

Third quarter 2016 compared with second quarter 2016

Net interest income

•	Core net interest income increased $253,000 to $17.8 million in the third quarter of 2016 compared to the linked quarter primarily due to a $42.6 million increase in the average loans balance.

•
Core net interest margin was 2.74% in the third quarter of 2016 compared to 2.81% in the linked quarter.  The decrease in net margin was primarily due to lower yields on new loans originated and securities and an increase in cost of interest-bearing liabilities.

•	The cost of interest-bearing liabilities increased 2 basis points to 79 basis points in the third quarter of 2016 compared to 77 basis points in the linked quarter.

Provision for loan losses

•	Provision for loan losses was $698,000 for the third quarter of 2016 compared to $801,000 for the linked quarter.

•	Net charge-offs in the quarter were $155,000 or 0.03% to average loans (annualized) compared to $255,000 or 0.04% to average loans (annualized) in the linked quarter.

•	The allowance for loan losses represented 0.86% of total loans at September 30, 2016 and June 30, 2016.

Noninterest income

•
Total noninterest income increased $1.1 million to $3.7 million in the third quarter of 2016 compared to the linked quarter primarily due to an $188,000 increase in net gain on loans sold and a $778,000 increase in other noninterest income.

•	Net gain on loans sold increased $188,000 to $939,000 primarily due to an increase in volume.

•
Other income increased $778,000 primarily due to a $91,000 recovery in fair value in mortgage servicing rights compared to a $374,000 mortgage servicing rights impairment during the linked quarter and a $418,000 increase in swap fees offset by a $172,000 impairment on a SBIC fund.

•	Other noninterest income includes swap fees totaling $692,000 compared to $274,000 in the linked quarter.

Noninterest expense

•
Noninterest expense increased $840,000 in the third quarter of 2016 to $15.5 million compared to the linked quarter primarily due to a $138,000 increase in marketing expenses and a $537,000 increase in other operating expenses.

•
Other operating expenses increased $537,000 on a linked quarter basis primarily due to a $436,000 decrease in the provision for off-balance sheet commitments as a result of a change in accounting estimate in the linked quarter.

Income tax expense

•	Income tax expense was $1.5 million in the third quarter of 2016 compared to $1.4 million in the linked quarter.

Third quarter 2016 compared with third quarter 2015

Net interest income

•
Net interest income increased $83,000 to $17.8 million in the third quarter of 2016 compared to the prior year quarter due primarily to a $70.8 million increase in the average loan balance offset by a $628,000 increase in interest expense.

•	Net interest margin decreased 5 basis points to 2.74% in the third quarter of 2016 compared to 2.79% in the prior year quarter primarily due to an increase in the cost of interest-bearing liabilities.

•
The cost of interest-bearing liabilities increased 13 basis points to 79 basis points in the third quarter of 2016 compared to 66 basis points in the prior year quarter due to money market and certificate of deposit promotions.

Provision for loan losses

•	Provision for loan losses was $698,000 for the third quarter of 2016 compared to $386,000 for the prior year quarter.

•	Net charge-offs (recoveries) in the quarter were $155,000 or 0.03% to average loans (annualized) compared to ($43,000) or (0.01%) to average loans (annualized) in the prior year quarter.

•	The allowance for loan losses represented 0.86% of total loans at September 30, 2016 and 2015.

Noninterest income

•	Total noninterest income increased $444,000 to $3.7 million in the third quarter of 2016 compared to the prior year quarter primarily due to a $444,000 increase in other noninterest income.

•
Other noninterest income increased $444,000 in the third quarter of 2016 compared to the prior year quarter primarily due to an $180,000 increase in mortgage banking derivatives and a $302,000 increase in swap fees offset by a $141,000 increase in impairment on a SBIC fund.

Noninterest expense

•
Noninterest expense increased $766,000 in the third quarter of 2016 to $15.5 million compared to the prior year quarter primarily due to a $239,000 increase in marketing expenses and a $527,000 increase in other operating expenses.  Noninterest expense on a core basis increased $209,000 compared to the prior year quarter.

•	Other operating expenses increased $527,000 primarily due to a $557,000 gain on foreclosed real estate in the prior year quarter.

Income tax expense

•	Income tax expense was $1.5 million in the third quarter of 2016 compared to $1.6 million in the prior year quarter.

September 30, 2016 compared to September 30, 2015

Financial Condition

•	Total assets increased $123.5 million or 5% at September 30, 2016 to $2.8 billion compared to $2.7 billion at September 30, 2015, largely reflecting an increase in net loans.

•	Our investment portfolio totaled $141.4 million at September 30, 2016 compared to $196.9 million at September 30, 2015, a decrease of $55.4 million due to a reduction in collateral requirements.

•	Net loans increased $136.8 million or 6% at September 30, 2016 to $2.5 billion compared to $2.3 billion at September 30, 2015 due to our continued focus on commercial and residential lending.

•
Deposits increased $274.5 million or 14% to $2.2 billion at September 30, 2016 compared to $2.0 billion at September 30, 2015 primarily due to increases in money markets, demand deposits and certificates of deposit as we continue to develop and grow relationships in the geographical areas we serve.  We had brokered deposit balances totaling $43.2 million and $55.5 million at September 30, 2016 and 2015, respectively.

•
Federal Home Loan Bank of Boston advances decreased $153.0 million to $220.6 million at September 30, 2016 compared to $373.6 million at September 30, 2015.  Advances are used to support loan and securities growth.

Asset Quality

•
At September 30, 2016 the allowance for loan losses represented 0.86% of total loans and 119.26% of non-accrual loans, compared to 0.86% of total loans and 153.22% of non-accrual loans at June 30, 2016 and 0.86% of total loans and 120.05% of non-accrual loans at September 30, 2015.

•	Loan delinquencies 30 days and greater represented 0.74% of total loans at September 30, 2016 compared to 0.50% of total loans at June 30, 2016 and 0.67% of total loans at September 30, 2015.

•	Non-accrual loans represented 0.72% of total loans at September 30, 2016 compared to 0.56% of total loans at June 30, 2016 and 0.71% of total loans at September 30, 2015.

•
Net charge-offs (recoveries) in the quarter were $155,000 or 0.03% to average loans (annualized) compared to $255,000 or 0.04% to average loans (annualized) in the linked quarter and ($43,000) or (0.01%) to average loans (annualized) in the prior year quarter.

Capital and Liquidity

•	The Company remained well-capitalized with an estimated total capital to risk-weighted asset ratio of 12.57% at September 30, 2016.

•	Tangible book value per share is $16.17 compared to $15.95 on a linked quarter basis and $15.30 at September 30, 2015.

•
The Company had 600,945 shares remaining to repurchase at September 30, 2016 from prior regulatory approval. Repurchased shares are held as treasury stock and will be available for general corporate purposes.

•
At September 30, 2016, the Company continued to have adequate liquidity including significant unused borrowing capacity at the Federal Home Loan Bank of Boston and the Federal Reserve Bank, as well as access to funding through brokered deposits and pre-approved unsecured lines of credit.

About First Connecticut Bancorp, Inc.

First Connecticut Bancorp, Inc. (NASDAQ: FBNK) is a Maryland-chartered stock holding company that wholly owns Farmington Bank. Farmington Bank is a full-service, community bank with 24 branch locations throughout central Connecticut and western Massachusetts, offering commercial and residential lending as well as wealth management services. Established in 1851, Farmington Bank is a diversified consumer and commercial bank with an ongoing commitment to contribute to the betterment of the communities in our region. For more information regarding the Bank's products and services and for First Connecticut Bancorp, Inc. investor relations information, please visit www.farmingtonbankct.com.

Conference Call

First Connecticut will host a conference call on Thursday, October 20, 2016 at 10:30am Eastern Time to discuss third quarter results.  Those wishing to participate in the call may dial-in to the call at 1-888-336-7151.  The Canada dial-in number is 1-855-669-9657 and the international dial-in number is 1-412-902-4177.  A webcast of the call will be available on the Investor Relations Section of the Farmington Bank website for an extended period of time.

Forward Looking Statements

In addition to historical information, this earnings release may contain forward-looking statements for purposes of applicable securities laws. Any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. Such forward-looking statements may or may not include words such as "believe," "expect," "anticipate," "estimate," and "intend" or future or conditional verbs such as "will," "would," "should," "could," or "may." Forward-looking statements are subject to numerous assumptions, risks and uncertainties. There are a number of important factors described in documents previously filed by the Company with the Securities and Exchange Commission, and other factors that could cause the Company's actual results to differ materially from those contemplated by such forward-looking statements. The Company undertakes no obligation to publicly release the results of any revisions to those forward-looking statements which may be made to reflect events or circumstances after the date of this release or to reflect the occurrence of unanticipated events.

Non-GAAP Financial Measures

In addition to evaluating the Company's financial performance in accordance with U.S. generally accepted accounting principles ("GAAP"), management routinely supplements their evaluation with an analysis of certain non-GAAP financial measures, such as core net income, the efficiency ratio and tangible book value per share. A reconciliation to the most directly comparable GAAP financial measure; net income in the case of core net income and the efficiency ratio and stockholders' equity in the case of tangible book value per share, appears in the accompanying Reconciliation of Non-GAAP Financial Measures table.

We believe that providing certain non-GAAP financial measures provides investors with information useful in understanding our financial performance, our performance trends and financial position. Specifically, we provide measures based on what we believe are our operating earnings on a consistent basis and exclude non-core operating items which affect the GAAP reporting of results of operations. The Company believes that core net income is useful for both investors and management to understand the effects of items that are non-recurring and infrequent in nature. The Company believes that the efficiency ratio, which measures the costs expended to generate a dollar of revenue, is useful in the assessment of financial performance, including non-interest expense control. The Company believes that tangible book value per share is useful to evaluate the relative strength of the Company's capital position. The Company does not have goodwill and intangible assets for any of the periods presented. As such, tangible book value per common share is equal to book value per common share.

We utilize these measures for internal planning and forecasting purposes. These non-GAAP financial measures should not be considered a substitute for GAAP basis measures and results, and we strongly encourage investors to review our consolidated financial statements in their entirety and not to rely on any single financial measure.

First Connecticut Bancorp, Inc.
Selected Financial Data (Unaudited)

	At or for the Three Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,
(Dollars in thousands, except per share data)	2016	2016	2016	2015	2015
Selected Financial Condition Data:

Total assets	$ 2,831,960	$ 2,779,224	$ 2,701,614	$ 2,708,546	$ 2,708,454
Cash and cash equivalents	89,940	66,743	59,166	59,139	47,447
Securities held-to-maturity, at amortized cost	7,338	7,640	19,964	32,246	25,486
Securities available-for-sale, at fair value	134,094	149,396	128,681	132,424	171,390
Federal Home Loan Bank of Boston stock, at cost	15,139	18,240	15,688	21,729	23,038
Loans, net	2,455,101	2,403,420	2,350,245	2,341,598	2,318,257
Deposits	2,247,873	2,051,438	2,097,832	1,991,358	1,973,355
Federal Home Loan Bank of Boston advances	220,600	340,600	259,600	377,600	373,600
Total stockholders' equity	255,615	252,242	248,013	245,721	243,195
Allowance for loan losses	21,263	20,720	20,174	20,198	20,010
Non-accrual loans	17,829	13,523	13,093	14,913	16,668
Impaired loans	37,599	38,216	38,588	41,017	42,664
Loan delinquencies 30 days and greater	18,238	12,206	13,095	14,945	15,598

Selected Operating Data:

Interest income	$ 21,805	$ 21,698	$ 21,323	$ 21,094	$ 21,094
Interest expense	4,050	3,826	3,817	3,731	3,422
Net interest income	17,755	17,872	17,506	17,363	17,672
Provision for loan losses	698	801	217	776	386
Net interest income after provision for loan losses	17,057	17,071	17,289	16,587	17,286
Noninterest income	3,685	2,617	2,900	3,468	3,241
Noninterest expense	15,484	14,644	15,277	15,958	14,718
Income before income taxes	5,258	5,044	4,912	4,097	5,809
Income tax expense	1,485	1,401	1,299	1,716	1,594

Net income	$ 3,773	$ 3,643	$ 3,613	$ 2,381	$ 4,215

Performance Ratios (annualized):

Return on average assets	0.54%	0.54%	0.54%	0.35%	0.62%
Return on average equity	5.89%	5.77%	5.82%	3.86%	6.92%
Net interest rate spread (1)	2.56%	2.70%	2.65%	2.61%	2.65%
Net interest rate margin (2)	2.74%	2.87%	2.82%	2.76%	2.79%
Non-interest expense to average assets (3)	2.22%	2.23%	2.27%	2.37%	2.26%
Efficiency ratio (4)	72.53%	73.52%	75.19%	78.19%	73.04%
Average interest-earning assets to average
interest-bearing liabilities	129.42%	129.54%	128.45%	127.48%	126.44%
Loans to deposits	110.16%	118.17%	112.99%	118.60%	118.49%

Asset Quality Ratios:

Allowance for loan losses as a percent of total loans	0.86%	0.86%	0.85%	0.86%	0.86%
Allowance for loan losses as a percent of
non-accrual loans	119.26%	153.22%	154.08%	135.44%	120.05%
Net charge-offs (recoveries) to average loans (annualized)	0.03%	0.04%	0.04%	0.10%	(0.01%)
Non-accrual loans as a percent of total loans	0.72%	0.56%	0.55%	0.63%	0.71%
Non-accrual loans as a percent of total assets	0.63%	0.49%	0.48%	0.55%	0.62%
Loan delinquencies 30 days and greater as a
percent of total loans	0.74%	0.50%	0.55%	0.63%	0.67%

Per Share Related Data:

Basic earnings per share	$ 0.25	$ 0.24	$0.24	$ 0.16	$ 0.28
Diluted earnings per share	$ 0.25	$ 0.24	$0.24	$ 0.16	$ 0.28
Dividends declared per share	$ 0.08	$ 0.07	$0.07	$ 0.06	$ 0.06
Tangible book value (5)	$ 16.17	$ 15.95	$15.72	$ 15.47	$ 15.30
Common stock shares outstanding	15,805,748	15,818,494	15,780,657	15,881,663	15,893,263
Weighted-average basic shares outstanding	14,823,914	14,765,452	14,720,892	14,785,058	14,632,951
Weighted-average diluted shares outstanding	15,192,006	15,077,291	15,012,540	15,146,365	14,887,461

(1)	Represents the difference between the yield on average interest-earning assets and the cost of average interest-bearing liabilities on a tax-equivalent basis.
(2)	Represents tax-equivalent net interest income as a percent of average interest-earning assets.
(3)	Represents core noninterest expense annualized divided by average assets. See "Reconciliation of Non-GAAP Financial Measures" table.
(4)	Represents core noninterest expense divided by the sum of core net interest income and core noninterest income.
See "Reconciliation of Non-GAAP Financial Measures" table.
(5)	Represents ending stockholders' equity less goodwill and intangible assets (excluding mortgage servicing rights) divided by ending common shares outstanding.
The Company does not have goodwill and intangible assets for any of the periods presented.  See "Reconciliation of Non-GAAP Financial Measures" table.

First Connecticut Bancorp, Inc.
Selected Financial Data (Unaudited)

	At or for the Three Months Ended
	September 30,		June 30,	March 31,	December 31,	September 30,
(Dollars in thousands)	2016		2016	2016	2015	2015
Capital Ratios:

Equity to total assets at end of period	9.03%		9.08%	9.18%	9.07%	8.98%
Average equity to average assets	9.20%		9.34%	9.22%	9.17%	9.00%
Total Capital (to Risk Weighted Assets)	12.57%	*	12.63%	12.88%	12.88%	12.72%
Tier I Capital (to Risk Weighted Assets)	11.62%	*	11.69%	11.92%	11.91%	11.76%
Common Equity Tier I Capital	11.62%	*	11.69%	11.92%	11.91%	11.76%
Tier I Leverage Capital (to Average Assets)	9.40%	*	9.55%	9.44%	9.39%	9.24%
Total equity to total average assets	9.17%		9.32%	9.20%	9.13%	8.98%

* Estimated

Loans and Allowance for Loan Losses:

Real estate
Residential	$ 864,054		$ 842,427	$ 855,148	$ 849,722	$ 851,784
Commercial	931,703		922,643	893,477	887,431	862,367
Construction	50,083		41,466	36,557	30,895	29,244
Installment	3,211		3,267	3,338	2,970	3,007
Commercial	449,008		437,046	402,960	409,550	410,704
Collateral	1,621		1,689	1,668	1,668	1,632
Home equity line of credit	172,148		171,212	172,325	174,701	174,579
Revolving credit	82		79	77	91	96
Resort	512		535	759	784	807
Total loans	2,472,422		2,420,364	2,366,309	2,357,812	2,334,220
Net deferred loan costs	3,942		3,776	4,110	3,984	4,047
Loans	2,476,364		2,424,140	2,370,419	2,361,796	2,338,267
Allowance for loan losses	(21,263)		(20,720)	(20,174)	(20,198)	(20,010)
Loans, net	$ 2,455,101		$ 2,403,420	$ 2,350,245	$ 2,341,598	$ 2,318,257

Deposits:

Noninterest-bearing demand deposits	$ 419,664		$ 415,562	$ 396,356	$ 401,388	$ 359,757
Interest-bearing
NOW accounts	590,213		429,973	529,267	468,054	527,128
Money market	536,979		498,847	488,497	460,737	440,249
Savings accounts	223,848		229,868	223,188	220,389	211,170
Time deposits	477,169		477,188	460,524	440,790	435,051
Total interest-bearing deposits	1,828,209		1,635,876	1,701,476	1,589,970	1,613,598
Total deposits	$ 2,247,873		$ 2,051,438	$ 2,097,832	$ 1,991,358	$ 1,973,355

First Connecticut Bancorp, Inc.
Consolidated Statements of Condition (Unaudited)

	September 30	June 30,	September 30
	2016	2016	2015
(Dollars in thousands)
Assets
Cash and due from banks	$ 33,206	$ 37,455	$ 33,564
Interest bearing deposits with other institutions	56,734	29,288	13,883
Total cash and cash equivalents	89,940	66,743	47,447
Securities held-to-maturity, at amortized cost	7,338	7,640	25,486
Securities available-for-sale, at fair value	134,094	149,396	171,390
Loans held for sale	5,462	6,912	8,416
Loans (1)	2,476,364	2,424,140	2,338,267
Allowance for loan losses	(21,263)	(20,720)	(20,010)
Loans, net	2,455,101	2,403,420	2,318,257
Premises and equipment, net	18,383	18,917	17,870
Federal Home Loan Bank of Boston stock, at cost	15,139	18,240	23,038
Accrued income receivable	6,413	6,736	6,305
Bank-owned life insurance	51,364	51,029	50,633
Deferred income taxes	15,136	15,405	15,935
Prepaid expenses and other assets	33,590	34,786	23,677
Total assets	$ 2,831,960	$ 2,779,224	$ 2,708,454

Liabilities and Stockholders' Equity
Deposits
Interest-bearing	$ 1,828,209	$ 1,635,876	$ 1,613,598
Noninterest-bearing	419,664	415,562	359,757
	2,247,873	2,051,438	1,973,355
Federal Home Loan Bank of Boston advances	220,600	340,600	373,600
Repurchase agreement borrowings	10,500	10,500	10,500
Repurchase liabilities	35,036	63,027	58,084
Accrued expenses and other liabilities	62,336	61,417	49,720
Total liabilities	2,576,345	2,526,982	2,465,259

Stockholders' Equity
Common stock	181	181	181
Additional paid-in-capital	183,769	183,504	181,195
Unallocated common stock held by ESOP	(10,833)	(11,100)	(11,893)
Treasury stock, at cost	(31,645)	(31,868)	(30,411)
Retained earnings	120,487	117,980	111,274
Accumulated other comprehensive loss	(6,344)	(6,455)	(7,151)
Total stockholders' equity	255,615	252,242	243,195
Total liabilities and stockholders' equity	$ 2,831,960	$ 2,779,224	$ 2,708,454

(1)	Loans include net deferred fees and unamortized premiums of $3.9 million, $3.8 million and $4.0 million at September 30, 2016,
June 30, 2016 and September 30, 2015, respectively.

First Connecticut Bancorp, Inc.
Consolidated Statements of Income (Unaudited)

	Three Months Ended			Nine Months Ended
	September 30	June 30,	September 30	September 30
(Dollars in thousands, except per share data)	2016	2016	2015	2016	2015
Interest income
Interest and fees on loans
Mortgage	$ 16,134	$ 16,120	$ 15,861	$ 48,161	$ 46,250
Other	4,983	4,858	4,594	14,555	12,853
Interest and dividends on investments
United States Government and agency obligations	419	448	401	1,285	1,109
Other bonds	13	14	13	40	66
Corporate stocks	210	232	217	681	493
Other interest income	46	26	8	104	19
Total interest income	21,805	21,698	21,094	64,826	60,790
Interest expense
Deposits	2,975	2,735	2,412	8,446	6,761
Interest on borrowed funds	955	980	890	2,902	2,445
Interest on repo borrowings	98	96	96	289	351
Interest on repurchase liabilities	22	15	24	56	87
Total interest expense	4,050	3,826	3,422	11,693	9,644
Net interest income	17,755	17,872	17,672	53,133	51,146
Provision for loan losses	698	801	386	1,716	1,664
Net interest income
after provision for loan losses	17,057	17,071	17,286	51,417	49,482
Noninterest income
Fees for customer services	1,600	1,530	1,536	4,614	4,409
Gain on sale of investments	-	-	-	-	1,523
Net gain on loans sold	939	751	993	2,180	1,925
Brokerage and insurance fee income	58	54	54	166	163
Bank owned life insurance income	335	307	349	1,056	946
Other	753	(25)	309	1,186	1,013
Total noninterest income	3,685	2,617	3,241	9,202	9,979
Noninterest expense
Salaries and employee benefits	9,285	9,213	9,302	27,874	27,127
Occupancy expense	1,271	1,189	1,219	3,679	3,858
Furniture and equipment expense	1,020	1,018	1,034	3,099	3,147
FDIC assessment	392	383	413	1,179	1,227
Marketing	682	544	443	1,647	1,386
Other operating expenses	2,834	2,297	2,307	7,927	8,507
Total noninterest expense	15,484	14,644	14,718	45,405	45,252
Income before income taxes	5,258	5,044	5,809	15,214	14,209
Income tax expense	1,485	1,401	1,594	4,185	4,011
Net income	$ 3,773	$ 3,643	$ 4,215	$ 11,029	$ 10,198

Earnings per share:
Basic	$ 0.25	$ 0.24	$ 0.28	$ 0.74	$ 0.68
Diluted	0.25	0.24	0.28	0.73	0.67
Weighted average shares outstanding:
Basic	14,823,914	14,765,452	14,632,951	14,770,282	14,706,908
Diluted	15,192,006	15,077,291	14,887,461	15,093,109	14,883,362

First Connecticut Bancorp, Inc.
Consolidated Average Balances, Yields and Rates (Unaudited)

	For The Three Months Ended
	September 30, 2016			June 30, 2016			September 30, 2015
	Average Balance	Interest and Dividends (1)	Yield/ Cost	Average Balance	Interest and Dividends (1)	Yield/ Cost	Average Balance	Interest and Dividends (1)	Yield/ Cost
(Dollars in thousands)
Interest-earning assets:
Loans	$ 2,430,114	$ 21,650	3.54%	$ 2,387,538	$ 21,499	3.62%	$ 2,359,293	$ 20,937	3.52%
Securities	165,738	481	1.15%	150,257	515	1.38%	191,530	465	0.96%
Federal Home Loan Bank of Boston stock	18,206	161	3.52%	17,763	179	4.05%	22,883	166	2.88%
Federal funds and other earning assets	36,439	46	0.50%	22,607	26	0.46%	11,089	8	0.29%
Total interest-earning assets	2,650,497	22,338	3.35%	2,578,165	22,219	3.47%	2,584,795	21,576	3.31%
Noninterest-earning assets	135,828			127,656			122,438
Total assets	$ 2,786,325			$ 2,705,821			$ 2,707,233

Interest-bearing liabilities:
NOW accounts	$ 506,509	$ 385	0.30%	$ 470,835	$ 336	0.29%	$ 486,798	$ 357	0.29%
Money market	525,301	1,085	0.82%	486,826	930	0.77%	437,000	867	0.79%
Savings accounts	221,981	60	0.11%	226,820	59	0.10%	210,978	58	0.11%
Certificates of deposit	481,901	1,445	1.19%	473,976	1,410	1.20%	430,152	1,130	1.04%
Total interest-bearing deposits	1,735,692	2,975	0.68%	1,658,457	2,735	0.66%	1,564,928	2,412	0.61%
Federal Home Loan Bank of Boston Advances	250,459	955	1.52%	279,601	980	1.41%	411,236	890	0.86%
Repurchase agreement borrowings	10,500	98	3.71%	10,500	96	3.68%	10,500	96	3.63%
Repurchase liabilities	51,297	22	0.17%	41,757	15	0.14%	57,644	24	0.17%
Total interest-bearing liabilities	2,047,948	4,050	0.79%	1,990,315	3,826	0.77%	2,044,308	3,422	0.66%
Noninterest-bearing deposits	417,917			404,809			368,200
Other noninterest-bearing liabilities	64,201			58,085			51,089
Total liabilities	2,530,066			2,453,209			2,463,597
Stockholders' equity	256,259			252,612			243,636
Total liabilities and stockholders' equity	$ 2,786,325			$ 2,705,821			$ 2,707,233

Tax-equivalent net interest income		$ 18,288			$ 18,393			$ 18,154
Less: tax-equivalent adjustment		(533)			(521)			(482)
Net interest income		$ 17,755			$ 17,872			$ 17,672

Net interest rate spread (2)			2.56%			2.70%			2.65%
Net interest-earning assets (3)	$ 602,549			$ 587,850			$ 540,487
Net interest margin (4)			2.74%			2.87%			2.79%
Average interest-earning assets to average interest-bearing liabilities
		129.42%			129.54%			126.44%

(1)	On a fully-tax equivalent basis.
(2)	Net interest rate spread represents the difference between the yield on average interest-earning assets and the cost of average interest-bearing liabilities on a tax-equivalent basis.
(3)	Net interest-earning assets represent total interest-earning assets less total interest-bearing liabilities.
(4)	Net interest margin represents tax-equivalent net interest income divided by average total interest-earning assets.

First Connecticut Bancorp, Inc.
Consolidated Average Balances, Yields and Rates (Unaudited)

	For The Nine Months Ended September 30,
	2016			2015
	Average Balance	Interest and Dividends (1)	Yield/ Cost	Average Balance	Interest and Dividends (1)	Yield/ Cost
(Dollars in thousands)
Interest-earning assets:
Loans	$ 2,394,991	$ 64,282	3.59%	$ 2,256,907	$ 60,259	3.57%
Securities	156,876	1,479	1.26%	188,781	1,337	0.95%
Federal Home Loan Bank of Boston stock	18,590	527	3.79%	21,004	331	2.11%
Federal funds and other earning assets	28,677	104	0.48%	11,166	19	0.23%
Total interest-earning assets	2,599,134	66,392	3.41%	2,477,858	61,946	3.34%
Noninterest-earning assets	130,327			118,969
Total assets	$ 2,729,461			$ 2,596,827

Interest-bearing liabilities:
NOW accounts	$ 500,097	$ 1,101	0.29%	$ 463,878	$ 988	0.28%
Money market	497,130	3,010	0.80%	450,985	2,635	0.78%
Savings accounts	221,635	177	0.11%	212,427	172	0.11%
Certificates of deposit	468,979	4,158	1.18%	397,094	2,966	1.00%
Total interest-bearing deposits	1,687,841	8,446	0.67%	1,524,384	6,761	0.59%
Federal Home Loan Bank of Boston Advances	267,527	2,902	1.45%	361,094	2,445	0.91%
Repurchase agreement borrowings	10,500	289	3.66%	13,346	351	3.52%
Repurchase liabilities	46,882	56	0.16%	56,061	87	0.21%
Total interest-bearing liabilities	2,012,750	11,693	0.78%	1,954,885	9,644	0.66%
Noninterest-bearing deposits	404,599			349,444
Other noninterest-bearing liabilities	59,668			52,000
Total liabilities	2,477,017			2,356,329
Stockholders' equity	252,444			240,498
Total liabilities and stockholders' equity	$ 2,729,461			$ 2,596,827

Tax-equivalent net interest income		$ 54,699			$ 52,302
Less: tax-equivalent adjustment		(1,566)			(1,156)
Net interest income		$ 53,133			$ 51,146

Net interest rate spread (2)			2.63%			2.68%
Net interest-earning assets (3)	$ 586,384			$ 522,973
Net interest margin (4)			2.81%			2.82%
Average interest-earning assets to average interest-bearing liabilities
		129.13%			126.75%

(1)	On a fully-tax equivalent basis.
(2)	Net interest rate spread represents the difference between the yield on average interest-earning assets and the cost of average interest-bearing liabilities on a tax-equivalent basis.
(3)	Net interest-earning assets represent total interest-earning assets less total interest-bearing liabilities.
(4)	Net interest margin represents tax-equivalent net interest income divided by average total interest-earning assets.

First Connecticut Bancorp, Inc.
Reconcilliation of Non-GAAP Financial Measures (Unaudited)

The table below presents a reconciliation of non-GAAP financial measures with financial measures defined by GAAP for the three months ended September 30, 2016, June 30, 2016, March 31, 2016, December 31, 2015 and September 30, 2015.  The Company believes the use of these non-GAAP financial measures provides additional clarity in assessing the results of the Company.

	At or for the Three Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,
(Dollars in thousands, except per share data)	2016	2016	2016	2015	2015
Net Income	$ 3,773	$ 3,643	$ 3,613	$ 2,381	$ 4,215
Adjustments:
Plus: Mortgage servicing rights (recovery) impairment	(91)	374	-	-	-
Less: Prepayment penalty fees	-	(370)	(10)	(43)	-
Less: Off-balance sheet commitments change in accounting estimate	-	(423)	-	-	-
Less: Gain on sale of foreclosed real estate	-	-	-	-	(557)
Less: Bank-owned life insurance proceeds	-	-	(77)	(379)	-
Total core adjustments before taxes	(91)	(419)	(87)	(422)	(557)
Tax benefit on core adjustments	32	147	4	15	195
Deferred tax asset valuation allowance (1)	-	-	-	768	-
Total core adjustments after taxes	(59)	(272)	(83)	361	(362)
Total core net income	$ 3,714	$ 3,371	$ 3,530	$ 2,742	$ 3,853

Total net interest income	$ 17,755	$ 17,872	$ 17,506	$ 17,363	$ 17,672
Less: Prepayment penalty fees	-	(370)	(10)	(43)	-
Total core net interest income	$ 17,755	$ 17,502	$ 17,496	$ 17,320	$ 17,672

Total noninterest income	$ 3,685	$ 2,617	$ 2,900	$ 3,468	$ 3,241
Plus: Mortgage servicing rights (recovery) impairment	(91)	374	-	-	-
Less: Bank-owned life insurance proceeds	-	-	(77)	(379)	-
Total core noninterest income	$ 3,594	$ 2,991	$ 2,823	$ 3,089	$ 3,241

Total noninterest expense	$ 15,484	$ 14,644	$ 15,277	$ 15,958	$ 14,718
Plus: Off-balance sheet commitments change in accounting estimate	-	423	-	-	-
Less: Gain on sale of foreclosed real estate	-	-	-	-	557
Total core noninterest expense	$ 15,484	$ 15,067	$ 15,277	$ 15,958	$ 15,275

Core earnings per common share, diluted	$ 0.24	$ 0.22	$ 0.23	$ 0.18	$ 0.25

Core net interest rate margin (2)	2.74%	2.81%	2.82%	2.76%	2.79%
Core return on average assets (annualized)	0.53%	0.50%	0.52%	0.41%	0.57%
Core return on average equity (annualized)	5.80%	5.34%	5.68%	4.45%	6.33%
Core non-interest expense to average assets (annualized)	2.22%	2.23%	2.27%	2.37%	2.26%
Efficiency ratio (3)	72.53%	73.52%	75.19%	78.19%	73.04%

Tangible book value (4)	$ 16.17	$ 15.95	$ 15.72	$ 15.47	$ 15.30

(1)	Represents a valuation allowance related to a deferred tax asset associated with the establishment of the Bank's foundation in 2011.
(2)	Represents tax-equivalent core net interest income as a percent of average interest-earning assets.
(3)	Represents core noninterest expense divided by the sum of core net interest income and core noninterest income.
(4)	Represents ending stockholders' equity less goodwill and intangible assets (excluding mortgage servicing rights) divided by ending common shares outstanding.
The Company does not have goodwill and intangible assets for any of the periods presented.